Exhibit 5.1

Troutman Pepper Locke LLP 401 9th Street, N.W., Suite 1000 Washington, D.C. 20004
troutman.com

August 13, 2025

Velo3D, Inc.

2710 Lakeview Court

Freemont, CA 94538

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Velo3D, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (as amended from time to time, the “Registration Statement”), and the related prospectus contained therein (the “Prospectus”). We are rendering this opinion in connection with the filing by the Company of the Registration Statement relating to the offer and sale by the Company (the “Offering”) of $17,250,000 of shares (the “Shares”) of common stock, par value $0.00001 per share, of the Company.

The Shares are to be issued and sold by the Company pursuant to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Certificate of Incorporation, and the Second Amended and Restated Bylaws of the Company, each as amended to date and as filed as exhibits to the Registration Statement, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and the related Prospectus, the authorization and issuance of the Shares and related matters, (iii) the Registration Statement and related Prospectus, and all exhibits to the Registration Statement and (iv) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

Velo3D, Inc. August 13, 2025 Page 2

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, as of the date hereof, when the Shares shall have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

Any additional Shares registered in reliance on Rule 462(b) under the Securities Act in connection with the Offering are hereby expressly covered by this opinion. As used in this opinion, the term “Registration Statement” shall include any additional registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the offering and the term “Prospectus” shall include any prospectus deemed to be included in any such additional registration statement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP
Troutman Pepper Locke LLP